Rule 10b5-1 Trading Plan


     This Trading Plan dated March 4,
2002 (the "Trading Plan") is entered
into between David A. Jones ("Seller")
and UBS PaineWebber Inc. ("UBS
PaineWebber"), acting as agent, for the
purpose of establishing a trading plan
that complies with Rule 10b5-1(c)(1)
under the Securities Exchange Act of
1934, as amended (the "Exchange Act").
Seller and UBS PaineWebber agree as
follows:

1.   Specific Plan of Sale.  UBS
PaineWebber agrees
to effect sales of common stock, par
value $0.1667 per share, of Humana Inc.
("Issuer") (the "Stock") on behalf of
Seller in accordance with the specific
instructions set forth in Exhibit A
hereto (the "Sales Instructions").

2.   Fees/Commissions.  Seller shall pay
UBS PaineWebber XXXXXXXX per share of Stock sold; such amount to be deducted by UBS
PaineWebber from the proceeds of sales
under this Trading Plan.

3.   Seller's Representations and
Warranties. As of the date hereof, Seller represents and warrants that:

(a) Seller is not aware of any material nonpublic information concerning Issuer or any securities of Issuer;

(b) Seller is entering into this Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1;

(c)  Seller is not subject to any legal,
regulatoryor contractual restriction or undertaking that would prevent UBS PaineWebber from conducting sales in accordance with this Trading Plan;

(d)  This Trading Plan is consistent with
Issuer's insider trading policy;

(e)  Seller has informed Issuer of this
Trading Plan, has furnished Issuer with a copy of this Trading Plan and has been informed by Issuer that this Trading Plan is consistent with the Issuer's insider trading policy;

(f) Seller has informed UBS PaineWebber that he is currently a party to an agreement with Merrill Lynch, Pierce, Fenner &
Smith Incorporated for the purpose of
establishing a trading plan that complies with Rule 10b5-1 (the "Merrill Lynch
Plan"). Seller is not currently a party to and within the 60 days preceding the date hereof, has not been a party to any other such agreements or trading plans.

(g)  the Stock to be sold under this Trading
Plan is owned free and clear by Seller and is not subject to any liens, security interests or other encumbrances or limitations on dispositions;

(h) to the extent that any Stock is eligible for sale under Rule 144 or Rule 145 under the Securities Act of 1933, as amended (the
"Securities Act"), that Stock is not
subject to any liens, security interests or other encumbrances or limitations on disposition, other than those imposed by Rule 144 or Rule 145; and

(i) Seller has had an opportunity to consult with Seller's own advisors as to the legal (including this Trading Plan's compliance with Rule 10b5-1 and applicable state law), tax, business, financial, accounting and related aspects of this Trading Plan, including potential application of Section 16(b) of the Exchange Act to any transaction (whether or not under this Trading Plan) engaged in by Seller or on Seller's behalf.
Seller has not relied upon UBS
PaineWebber or any person affiliated with UBS PaineWebber in connection with
Seller's adoption or implementation of
this Trading Plan, and Seller
acknowledges that Seller has not received or relied on any representations from UBS
PaineWebber concerning this Trading
Plan's compliance with Rule 10b5-1.

4.   Agreements by Seller.
     (a)  Brokerage Account.  Seller agrees
          that it will open a UBS PaineWebber
          brokerage account
          prior to the execution of sales
          under this Trading Plan and agrees
          to comply with its terms and
          conditions.

     (b)  Delivery of Stock.

          (i)  Seller agrees to deliver
               all shares of Stock to be
               sold pursuant to this
               Trading Plan (with the
               amount to be agreed upon
               by Seller and UBS
               PaineWebber, if the Sale
               Amount is designated as an
               aggregate dollar amount)
               (the "Plan Shares") into
               an account at UBS
               PaineWebber in the name of
               and for the benefit of
               Seller (the "Plan
               Account") prior to the
               commencement of any sales
               under this Trading Plan.
               Upon notification from UBS
               PaineWebber, if any, that
               the number of shares of
               Stock in the Plan Account
               is less than the number of
               Plan Shares that UBS
               PaineWebber estimates
               remain to be sold pursuant
               to this Trading Plan,
               Seller agrees to deliver
               promptly to the Plan
               Account the number of
               shares of Stock specified
               by UBS PaineWebber as
               necessary to eliminate
               this shortfall.

          (ii) Seller agrees that its
               failure to make effective
               delivery ofshares of Stock
               shall relieve UBS
               PaineWebber of its
               obligations under this
               Trading Plan.

     (c)  Hedging Transactions.  While
     this Trading Plan is in effect,
     Seller agrees to comply with the
     prohibition set forth in Rule 10b5
     1(c)(1)(C) against entering into or
     altering a corresponding or hedging
     transaction or position with respect
     to the Stock.

     (d)  Notice to UBS PaineWebber.
     Seller agrees to notify UBS
     PaineWebber to terminate or suspend
     sales, as appropriate, as soon as
     practicable upon the occurrence of
     any of the events contemplated in
     paragraph 8(a), (b), (c) or (d) or
     paragraph 9(c).

     (e)  Communications.  Seller agrees
     that it shall not, directly or
     indirectly, communicate
     any material nonpublic information relating to the Stock or Issuer to any employee of the UBS
     PaineWebber 10b5-1 Group or any UBS PaineWebber
     Financial Advisor.

     (f)  Certain Required Exchange Act Filings.
     Seller agrees to make all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act in a timely manner, to the extent any such filings are applicable to Seller.

     (g) Compliance with Applicable Laws. Seller agrees to comply with all applicable laws, including, without limitation,
     Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(h)  No Influence.  Seller acknowledges and
agrees that Seller does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of Stock pursuant to this Trading Plan.

(i)  Stock Non-Marginable.  The Stock is not
marginable and may not be used by Seller as collateral for any purpose.

(j) Discretion. Seller acknowledges and agrees that UBS PaineWebber and its affiliates and any of their respective officers, employees or other representatives shall not exercise discretionary authority or discretionary control in connection with effecting sales under this Trading Plan, except pursuant to the Sales Instructions under this Trading Plan or the express provisions of this Trading Plan.

(k)  Exclusivity.  Seller agrees that until this Trading
Plan has been terminated, Seller shall not establish any other Rule 10b5-1 trading plans with respect to the Stock, other than the Merrill Lynch Plan.

(l)  Acknowledgment of Relief from Obligation to
Effect Sales. Seller acknowledges and agrees that UBS PaineWebber shall be relieved of its obligation to sell Stock as otherwise required by paragraph 1 above at any time when:

  (i)   UBS PaineWebber has determined that (A)
   a  material  adversechange in  the  financial
   markets, in the market activity in Issuer  or
   in  the  internal systems of UBS  PaineWebber
   or  one  of  its affiliates, an  outbreak  or
   escalation of hostilities or other crisis  or
   calamity  has  occurred (in  each  case,  the
   effect  of  which is such as to make  it,  in
   the   sole   judgment  of  UBS   PaineWebber,
   impracticable  for  UBS PaineWebber  to  sell
   Stock);  or  (B)  a trading  suspension  with
   respect  to  the Stock by the Securities  and
   Exchange   Commission  or  New   York   Stock
   Exchange ("Primary Exchange"), a delisting of the Stock by the Primary Exchange, or a banking moratorium has occurred;

   (ii) UBS PaineWebber determines, in its sole discretion, that it is prohibited from doing so by a legal, contractual or regulatory restriction applicable to it or its affiliates or to Seller or Seller's affiliates;

   (iii) UBS PaineWebber suspends this Trading
   Plan in accordance with paragraph 6 below;

        (iv)  This  Trading  Plan  is  terminated  in
        accordance with paragraph 7 below; or  Seller
        further acknowledges and agrees that  if  UBS
        PaineWebber cannot effect a sale as  required
        by   paragraph  1  above  for  any  of   such
        reasons,  UBS PaineWebber shall  effect  such
        sale  as  promptly  as  practical  after  the
        cessation  or  termination  of  such   cause,
        subject to the restrictions set forth in paragraph 1 of Exhibit A.

(m) Seller agrees to notify UBS PaineWebber of any amendment, modification or termination of the Merrill Lynch Plan.



5.   Rule 144 and Rule 145.  With respect to sales of
Stock subject  to  Rule  144 or Rule 145,  Seller  and  UBS
PaineWebber  agree  to  comply  with  the   following
provisions.

     (a)  Agreements by Seller Regarding Rule 144 and
Rule 145.

          (i)  Seller  agrees not to take, and agrees
               to  cause  any person or  entity  with
               which  Seller  would  be  required  to
               aggregate  sales of Stock pursuant  to
               Rule 144(a)(2) or (e) not to take, any
               action  that  would  cause  the  sales
               hereunder  not to meet all  applicable
               requirements of Rule 144 or Rule 145.

          (ii) Seller agrees to complete, execute and
               deliver  to UBS PaineWebber Forms  144
               for  sales  to be effected  under  the
               Trading Plan at such times and in such
               numbers   as  UBS  PaineWebber   shall
               request.

          (iii) Seller agrees to complete,
               execute and deliver to UBS PaineWebber
               Rule 144 Letters (in the form attached
               hereto as Exhibit C) for sales to be
               effected under the Trading Plan at such
               times and in such numbers as UBS
               PaineWebber shall request. (iv) Seller
               will file such Forms 144  pursuant to
               paragraph 5(a)(ii) above as required by
               applicable law.  Seller shall make one
               Form 144 filing at the beginning of
               each three-month period, commencing
               upon the first Sale Day under the
               Trading Plan.

     (b)  Agreements by UBS PaineWebber Regarding
Rule 144 and Rule 145.

          (i)  UBS PaineWebber agrees to conduct all
               sales pursuant to the Trading Plan in
               accordance with the manner of sale
               requirement of Rule 144 and/or Rule
               145.  UBS PaineWebber shall not effect
               any sales that it knows would exceed
               the then-applicable volume limitation
               under Rule 144 or Rule 145. UBS
               PaineWebber has been advised that
               Seller has entered into a Rule 10b5-1
               trading plan with Merrill Lynch and
               that together these sales will be in
               compliance with Rule 144 volume
               limitations.

6. Suspension. Sales under this Trading Plan shall be suspended as follows:

       (a) Promptly after the date on which UBS
          PaineWebber receives notice from Seller or Issuer of legal, contractual or regulatory restrictions applicable to Seller or
          Seller's affiliates that would prevent UBS
          PaineWebber from selling Stock for Seller's account during the Plan Sales Period (as defined below) (such notice merely stating that there is a restriction applicable to Seller without specifying the reasons for the restriction), including a restriction based on Seller's awareness of material nonpublic information in connection with a tender offer for Issuer's securities
          (transactions on the basis of which Rule 14e-
          3 of the Exchange Act could be violated).

     (b) In the event of a Qualifying Securities
          Offering (as defined below), from the
          Suspension Date until UBS PaineWebber
          receives notice from Issuer of the
          Resumption Date (each as defined below);
          provided, however, that (i) UBS PaineWebber has received reasonable notice of such Qualifying Securities Offering from Seller or Issuer; and (ii) Seller certifies that Seller has no control over the date on which the Preliminary Offering Document or
          Underwriting Agreement (each, as defined below) is filed, used, distributed or executed, as the case may be.

     (c) "Qualifying Securities Offering" means any offering of securities of Issuer for cash in which the lead underwriter, lead manager, initial purchaser, placement agent or other entity performing a similar function (each, an "Underwriter") requires Seller to agree to restrict Seller's ability to effect Sales pursuant to this Trading Plan. "Suspension
          Date" means the earlier of (i) the date on which a preliminary prospectus, offering memorandum, offering circular or other disclosure document (each, a "Preliminary
          Offering Document") is first used to market securities of Issuer by the Underwriter or
          (ii) if no such offering document is used in connection with a Qualifying Securities
          Offering, the date on which the underwriting agreement, purchase agreement, placement agent agreement or similar agreement (each, an "Underwriting Agreement") is entered into by the Underwriter and Issuer. "Resumption
          Date" means the day immediately following the expiration of the time period during which Seller was restricted from effecting
          Sales pursuant to this Trading Plan in
          accordance with the Underwriting Agreement.

          (d)  During any "blackout" period declared
          by Issuer ("Blackout Period"); provided, however, that (i) Seller certifies that Seller has no control over the timing or duration o the Blackout Period under which sales are to be suspended and (ii) UBS
          PaineWebber has received reasonable notice of the timing and duration of such Blackout
          Period from Seller or Issuer (such notice merely stating that there is a restriction applicable to Seller without specifying the reasons for the restriction). Sales under this Trading Plan shall be resumed promptly following the expiration of the time period during which Seller was restricted from effecting Sales pursuant to this Trading
          Plan in accordance with such Blackout
          Period.

     (e) In the event that the UBS PaineWebber 10b51
          Group becomes aware of material nonpublic information concerning Issuer or the Stock, UBS PaineWebber may be required by applicable law or, in its sole discretion, find it advisable, to suspend sales under this Trading Plan. In such case, UBS
          PaineWebber shall promptly notify Seller of the suspension of sales under this Plan.

7.   Effectiveness and Termination.  This Trading
Plan is effective as of the date first written above and will terminateon the earliest to occur of the following (the "Plan Sales Period"):

     (a)  On February 28, 2003 ("Termination Date");

     (b)  promptly after the date on which UBS
     PaineWebber receives notice from Seller of the termination of this Trading Plan; provided, however, that such notice shall be accompanied by a certification from Seller that Seller has notified Issuer in writing of such termination;

     (c) upon the determination by UBS PaineWebber, or promptly after the determination by Seller and notice to UBS PaineWebber (either of which determinations must be reasonable), that this Trading Plan does not comply with Rule 10b5-1; or

     (d) promptly after the date UBS PaineWebber is notified of the death of Seller.

     (e) Promptly after UBS PaineWebber is notified that the Merrill Lynch Plan has been amended, modified or terminated.

8.   Indemnification; Limitation of Liability.

     (a)  Indemnification.

           (i)  Seller agrees to indemnify and hold
harmless UBS PaineWebber and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to UBS PaineWebber's actions taken or not taken in compliance with this Trading Plan, arising out of or attributable to any breach by Seller of this Trading Plan (including Seller's representations and warranties hereunder), or any violation by Seller of applicable laws or regulations.
This indemnification shall survive termination of this Trading Plan.

        (ii) UBS PaineWebber agrees to indemnify and hold harmless Seller from and against all claims, losses, damages and liabilities(including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to the gross negligence or willful misconduct of UBS
PaineWebber in connection with this Trading Plan.

     (b)  Limitation of Liability.

          (i)  Notwithstanding any other provision
               hereof, UBS PaineWebber shall not be
               liable to Seller, and Seller shall not
               be liable to UBS PaineWebber, for: (A)
               special, indirect, punitive, exemplary
               or consequential damages, or incidental
               losses or damages of any kind, even if
               advised of the possibility of such
               losses or damages or if such losses or
               damages could have been reasonably
               foreseen; or (B) any failure to perform
               or to cease performance or any delay in
               performance that results from a cause
               or circumstance that is beyond its
               reasonable control, including, but not
               limited to, failure of electronic or
               mechanical equipment, strikes, failure
               of common carrier or utility systems,
               severe weather, market disruptions or
               other causes commonly known as "acts of
               God"

          (ii) Notwithstanding any other provision hereof, UBS PaineWebber shall not be liable to Seller for (A) the exercise of discretionary authority or discretionary control under this
               Trading Plan, if any, or (B) any
               failure to effect a sale required by
               paragraph 1, except for failures to
               effect sales as a result of the gross
               negligence or willful misconduct of UBS
               PaineWebber.

9.   Agreement to Arbitrate.  Any dispute between
Seller and UBS PaineWebber arising out of, relating to or in connection with this Trading Plan or any transaction relating to this Trading Plan shall be determined only by arbitration as provided in the UBS
PaineWebber brokerage account agreement referred to in paragraph 4(a) above.

10.  Notices.

     (a) All notices to UBS PaineWebber under this Trading Plan shall be provided to Jason
          Madden, UBS PaineWebber in the manner
          specified by this Trading Plan by facsimile at 212-821-5536.

      (b) All notices to Seller under this Trading Plan shall be given to David A. Jones in the manner specified by this Trading Plan by telephone 502-580 3650, by facsimile at 502-580-3698 or by certified mail to the address below:

                        David A. Jones
                       500 W. Main St.
                     Louisville, KY 40202

11. Amendments and Modifications. This Trading Plan may be amended by Seller only upon the written consent of UBS PaineWebber and receipt by UBS
     PaineWebber of the following documents, each dated as of the date of such amendment:

          (a) a certificate signed by Seller,
               certifying that the representations and
               warranties of Seller contained in this
               Trading Plan are true at and as of the
               date of such certificate as if made at
               and as of such date; and

          (b) an issuer certificate completed by
               Issuer substantially in the form of
               Exhibit B hereto.

12. Assignment. Seller's rights and obligations under this Trading Plan may not be assigned or delegated without the written permission of UBS
PaineWebber.

13. Inconsistency with Law. If any provision of this Trading Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Trading Plan will continue and remain in full force and effect.

14. Governing Law. This Trading Plan shall be governed by and construed in accordance with the internal laws of the State of New York and may be modified or amended only by a writing signed by the parties hereto.

15.  Entire Agreement.  This Trading Plan, including
Exhibits and the brokerage account agreement referred to in paragraph 4(a) above, constitutes the entire agreement between the parties with respect to this Trading Plan and supercedes any prior agreements or understandings with regard to this Trading Plan.

16. Counterparts. This Trading Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

NOTICE:  THIS AGREEMENT CONTAINS A PREDISPUTE
ARBITRATION CLAUSE IN PARAGRAPH 9.

IN WITNESS WHEREOF, the undersigned have signed this Trading Plan as of the date first written above.

             /s/  David A. Jones
__________________________________________
Name:     David A. Jones
Title:    Chairman of the Board


UBS PAINEWEBBER INCORPORATED


           /s/  Rick Sommer
__________________________________________

Name:     Rick Sommer
Title:    Senior Vice President







                       EXHIBIT A

     This Exhibit A may not be amended except in accordance with the Trading Plan.


                 SPECIFIC INSTRUCTIONS


1. UBS PaineWebber shall enter a Sell Order for a specified Sale Amount (as defined below) for the account of Seller on each specified Sale Day (as defined below) at the specified Sale Price (as defined below), subject to the following restrictions:


   In no event shall UBS PaineWebber sell any shares of Stock pursuant to the Trading Plan prior to April 1, 2002 ("Effective Date").

2. A "Sale Day" shall be any Trading Day during the months of April 2002, June 2002, August 2002, October
2002, December 2002, and February 2003 ("Plan Sales
Period") that the limit price specified below is met.
UBS PaineWebber shall enter the order before the opening on the first Trading Day of the month.

3.   The "Sale Amount" for any month of the Plan Sales
Period shall be up to Eighty Thousand (80,000) shares of Common Stock of Humana Inc. not to exceed Four
Hundred Eighty Thousand (480,000) shares over the term of the Trading Plan.

4. The Sale Price shall be a limit price, such that sales should only be effected if the market price on the Sale Day is greater than or equal to Thirteen
Dollars $13.00 per share.

5. If a limit order is entered pursuant to this Trading Plan it will be entered as a GTC order (good until cancelled), provided, however, that no GTC orders will last beyond the close of the last Trading
Day of the calendar month during which the order was entered, at which time any GTC order that has not been filled will be cancelled.

6. The Sale Amount and the Sale Price shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to Issuer that occurs while the Trading Plan is in effect.

7. The term "Stock" as used in the Trading Plan shall include any class or series of common stock of Issuer into which the Stock shall be converted whether pursuant to a reclassification, reorganization, reincorporation or similar event.

8.   A "Trading Day" is any day during the Plan Sales
Period that the Primary Exchange (the "Principal U.S.
Market") is open for business and the Stock trades regular way on the principal U.S. market; provided, however, that a "Trading Day" shall mean only that day's regular trading session of the Principal U.S.
Market and shall not include any extended-hours or after-hours trading sessions that the Principal U.S.
Market may allow.

9. UBS PaineWebber may sell Stock on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise.

10. UBS PaineWebber may, in its sole discretion, elect to act as principal in executing sales under the Trading Plan.


                        EXHIBIT B

     This Exhibit B may not be amended except in accordance with the Trading Plan.

                   ISSUER CERTIFICATE

1. Humana Inc. ("Issuer") certifies that it has approved, and retained a copy of, the Trading Plan dated
March 4, 2002 (the "Trading Plan") between
David A. Jones ("Seller") and UBS PaineWebber
Incorporated ("UBS PaineWebber") relating to the common stock, par value $0.1667 per share, of Issuer
(the "Stock").

2. The Trading Plan is consistent with Issuer's insider trading policies, and, to the best of Issuer's knowledge, there are no legal, contractual or regulatory restrictions applicable to Seller or Seller's affiliates as of the date of this representation that would prohibit either Seller from entering into the Trading Plan or any sale pursuant to the Trading Plan.

3. During the Plan Sales Period, Issuer agrees to provide notice as soon as practicable to UBS
PaineWebber in the event of:

     (a) a Qualifying Securities Offering and of the corresponding Suspension Date and Resumption
          Date (each as defined in the
          Trading Plan); or
     (b)  a legal, contractual or regulatory
          restriction applicable to Seller or Seller's affiliates that would prohibit any sale pursuant to the Trading Plan (such notice merely stating that there is a restriction applicable to Seller without specifying the reasons for such restriction). Such restrictions shall include, without limitation, any restriction relating to
          Seller's possession of material nonpublic information in connection with a tender offer for Issuer's securities, transactions on the basis of which would violate Rule 14e-
          3 of the Exchange Act.

       (c)  A Blackout Period (as defined in the
          Trading Plan).

       (d)  Issuer learning that the Merrill Lynch Plan
          (as defined in this Trading Plan) has been amended, modified or terminated. Such notice shall be provided by facsimile to Jason Madden, UBS PaineWebber, at 212-821
          5536 and shall indicate the anticipated
          duration of the restriction but shall not include any other information about the nature of the restriction or its applicability to Seller. In any event, Issuer shall not communicate any material nonpublic information about Issuer or its securities to UBS PaineWebber with respect to the Trading Plan.

4. To avoid delays in connection with transfers of stock certificates and settlement of transactions under the Trading Plan, and in acknowledgment of UBS
PaineWebber's agreement in paragraph 5(b) of the Trading Plan that sales of Stock under the Trading
Plan will be effected in compliance with Rule 144, Issuer agrees that it will, immediately upon Seller's directing delivery of Stock into an account at UBS
PaineWebber in the name of and for the benefit of Seller, instruct its transfer agent to process the transfer of shares and issue a new certificate to Seller that does not bear any legend or statement restricting its transferability to a buyer.



Dated:   March 4, 2002


     /s/  Arthur P. Hipwell
By:______________________________________
     Arthur P. Hipwell
     Senior Vice President & General Counsel


                       EXHIBIT C

     This Exhibit C may not be amended except in accordance with the Trading Plan



                    RULE 144 LETTER


UBS PaineWebber Incorporated     Arthur P. Hipwell
Attn: Jason Madden               Sr. Vice President &
299 Park Ave, 26th floor         General Counsel
New York, NY 10171               Humana Inc.
                                 500 W. Main St.
                                 Louisville, KY 40202
Ladies and Gentlemen:

In conjunction with my order to sell shares of common stock, par value $0.1667 per share, of Humana Inc.
("Issuer") ("the Stock"), through you as broker or dealer for my account pursuant to the Rule 10b5-1
Trading Plan dated March 4, 2002 (the "Trading Plan"), under the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), I advise you as follows:

1.During the next twelve (12) months following the date of this letter, I intend to sell Stock pursuant to Rule 10b5-1. I intend for UBS PaineWebber to adhere to the Trading Plan without alteration or modification during the above-stated period.

2. I am an affiliate of the Issuer.

3. The number of shares of Stock, which I have ordered you to sell as broker or dealer for my account, will conform to the Sales Instructions in Exhibit A of the Trading Plan.

4. I have verified that Issuer has been subject to the Securities and Exchange Commission (the "SEC") information reporting requirements pursuant to the Exchange Act for at least the preceding 90 days and has filed all required periodic reports during the 12 months preceding the first sale or during any shorter period that the SEC may require. As of the date of the Trading Plan, I did not know of any material nonpublic information concerning Issuer.

5. I confirm that I have been the beneficial owner for a period of at least one year as provided in paragraph (d) of Rule 144.

6. a) I have not solicited or arranged for the solicitation of any orders to buy in anticipation or in connection with my proposed sales.

   b) I have made no payments to any other person in connection with your execution of my order.

 c) I have not agreed to act in concert with any other person in connection with my proposed sales.

7. It is my bona fide intention to sell the Stock as expressly prescribed in the Trading Plan pursuant to the Plan.

8. I understand that the payment of the proceeds of the sales will be delayed until the shares of Stock are transferred and delivered free of restrictions to UBS PaineWebber.


9. All capitalized terms used in this Rule 144 Letter shall have the meanings ascribed to them in the Trading Plan.

The undersigned agrees to notify UBS PaineWebber immediately if any of the above representations become inaccurate before the sales are completed.

Very truly yours,

/s/   David A. Jones                    David A. Jones
                                          Print Name

Signature of the Seller
500 W. Main St.,Louisville, KY 40202    March 4, 2002
Seller's Address                          Date